Third Quarter FY 2021 Earnings Call November 2021

2 Forward-Looking Statements This presentation and responses to various questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements present our current expectations and projections relating to our business, financial condition and results of operations, and do not refer to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2021; the Company’s belief that it is in a strong position from both an operational and capital perspective; our expectations regarding our 2021 outlook and growth strategies, including our expectation of originations to grow; our expectations regarding the impact of COVID-19 as well as related government actions and stimulus programs, as well as underwriting changes implemented by us and the banks we support to address credit risks associated with the loan originations during the economic crises created by the pandemic, on our business, customers, results of operations and financial condition, including on loan originations, demand for our products, credit quality, marketing expense and net charge-offs; our expectations regarding the cumulative loss rate as a percentage of originations for the 2020 and 2021 vintages; our expectations with respect to our liquidity position and requirements for additional debt to fund loans; our expectations with respect to our stock repurchase plan and our current valuation; and our expectations regarding the cost of customer acquisition, new customer originations, and the efficacy and cost of our marketing efforts. Forward‐looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company’s business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the most recent Annual Report on Form 10-K; most recent Form 10-Q and in the Company's other current and periodic reports filed from time to time with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements regarding risks and uncertainties that are included in our public communications. You should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Neither we nor any of our respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to change without notice. This presentation has not been approved by any regulatory or supervisory agency. See Appendix for additional information and definitions.

33 Elevate is reinventing non-prime credit with online products that provide financial relief today, and help people build a brighter financial future. We, along with the banks that license our technology, have originated $9.5 billion to 2.6 million customers1 and have saved them more than $8.8 billion over payday loans2

4 Combined loans receivable and Combined loan loss reserve are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. 11% Combined loan loss reserve2 compared to 13% in Q3 2020 28% Sequential increase in combined loans receivable1 Portfolio Growth Credit Quality Revenue Growth 20% Compared to Q3 2020 Third Quarter 2021 Summary

5 142% YTD Growth New Debt Facility Today® Card Growth 19% % of total portfolio at near- prime APR Portfolio Evolution $50m Debt facility for Today Card ~300 bps Lower cost of capital for Today fundings $97m Outstandings at near-prime rate Platform at Lower Prices

6 $356 $481 $618 $649 $607 $400 $399 $513 2015 2016 2017 2018 2019 2020 2Q21 3Q21 (-$20) (-$22) $6 $13 $26 $55 (-$3) (-$9) 2015 2016 2017 2018 2019 2020 2Q21 3Q21 As adjusted $434 $580 $673 $787 $639 $465 $85 $113 2015 2016 2017 2018 2019 2020 2Q21 3Q21 $19 $60 $87 $116 $127 $146 $12 $3 2015 2016 2017 2018 2019 2020 2Q21 3Q21 Revenue Adjusted EBITDA2 Key Financial Measures ($ in millions) Ending combined loans receivable – principal, Adjusted EBITDA and Adjusted Earnings (loss) are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. U.K. operations presented in 2014-2018 only. Adjusted Earnings / (Loss) 3 Ending Combined Loans Receivables - Principal1 As adjusted As adjusted

7 2020 YTD 2021 0% 5% 10% 15% 20% 25% 30% 35% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 Cumulative principal loss rates as a percentage of originations by loan vintage 2013 2014 2015 2016 2017 2018 2019 2020 YTD 2021 20172018 2019 Months since origination $255 $297 $256 $235 $237 $245 $241 $297 $248 $175 $200 $225 $250 $275 $300 $325 2013 2014 2015 2016 2017 2018 2019 2020 YTD 2021 Customer Acquisition Cost CAC Top Target Range $300 Bottom Target Range $250 The 2020 and 2021 vintages are not yet fully mature from a loss perspective. U.K. operations are only presented in the 2013-2017 vintages. Excludes Today Card. U.K. operations are only presented in the 2013-2018 CAC. *2020 represents limited marketing expense and customer acquisition. Credit Quality and Customer Acquisition Cost *

8 Adjusted EBITDA margin is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. U.K. operations presented in 2018 only. 2018 2019 2020 3Q21 LT Target Gross Revenue 100% 100% 100% 100% 100% Loan Loss Provision 52% 51% 34% 49% 50% Direct Marketing and Other Cost of Sales 13% 7% 6% 18% 10% Gross Margin 35% 42% 60% 33% 40% Operating Expenses 20% 22% 28% 30% 20-25% Adjusted EBITDA Margin1 15% 20% 32% 3% 15-20% % of Gross Revenues Margin Profile

9 Combined loans receivable - principal and Adjusted EBITDA are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. Financial Guidance – Full Year 2021 $400 – 420 Million Net LossRevenue Adjusted EBITDA2 $40 – 50 Million Combined Loans Receivable – Principal1 $545 - 575 Million ($12.5 – 17.5) Million

10 $85 million 3Q 2021 draws Funding Debt Share Repurchase $25 million Increase to share repurchase program 3.6x Current debt-to-equity ratio ~5% Common stock repurchased in 3Q 2021 Capital Management & Liquidity 8% COF 3Q 2021 draws

1111 We believe everyone deserves a lift.

12 Appendix

13 Page 3: 1 Originations and customers from 2002-Sept 2021, attributable to the combined current, predecessor direct, discontinued operations and branded products. 2 For the period from 2013 to Sept 30, 2021. Based on the average effective APR of 95% for the nine months ended Sept 30, 2021. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB.“ Page 4: 1 Combined loans receivable is a non-GAAP financials measure. See the appendix for a reconciliation to a GAAP measure. 2 Combined loan loss reserve is a non-GAAP financials measure. See the appendix for a reconciliation to a GAAP measure. Page 6: 1 Ending combined loans receivable - principal is a non-GAAP financial measure. See the appendix for a reconciliation to a GAAP measure. 2 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. 3 Adjusted earnings (loss) is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. Page 8: 1 Adjusted EBITDA margin is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. See the appendix for a reconciliation to a GAAP measure. Page 9: 1 Combined loans receivable - principal is a non-GAAP financial measure. See the appendix for a reconciliation to a GAAP measure. 2 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. Footnotes

14 ($mm) 2021 2020 2021 2020 2020 Net income (loss) from continuing operations (11)$ 17 (1) 41 36$ Adjustments: Net interest expense 10 12 27 37 49 Share-based compensation 2 1 5 7 8 Depreciation and amortization 5 5 14 13 18 Non-operating (income) expense - 1 (1) 7 24 Income tax expense (3) 4 2 15 11 Adjusted EBITDA 3$ 40 46 120 146$ Adjusted EBITDA Margin 3% 42% 16% 32% 32% Three months ended Sept 30, Nine months ended Sept 30 Year ended December 31, Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income (loss), net interest expense, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non- GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. UK operations excluded as discontinued operations in 2020-2021. Non-GAAP financials reconciliation – Adjusted EBITDA

15 Non-GAAP financials reconciliation – Adjusted EBITDA (continued) Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income (loss), net interest expense, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non- GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. * 2019 based on Net income from continuing operations. UK operations presented in 2015-2018. ($mm) 2019* 2018 2017 2016 2015 Net income (loss) 26$ 13 (7) (22) (20)$ Adjustments: Net interest expense 63 79 73 64 37 Share-based compensation 10 8 6 2 1 Foreign currency transaction (gain) loss - 2 (3) 9 2 Depreciation and amortization 16 13 10 11 9 Non-operating (income) expense 1 - (2) - (6) Income tax expense (benefit) 11 1 10 (3) (5) Adjusted EBITDA 127$ 116 87 60 19$ Adjusted EBITDA Margin 20% 15% 13% 10% 4% For the years ended December 31,

16 Year ended December 31, ($mm) 2021 2020 2021 2020 2020 Net income (loss) from continuing operations (11)$ 17 (1) 41 36$ Adjustments: Impact of uncertain tax position 2 - 2 - - Impact of contingent loss related to a legal matter - - - 7 24 Cumulative tax effect of adjustments - - - (2) (5) Adjusted earnings (loss) (9)$ 17 1 46 55$ Diluted earnings (loss) per share - continuing operations (0.33)$ 0.41 (0.04) 0.95 0.87$ Adjustments: Impact of uncertain tax position 0.05 - 0.05 - - Impact of contingent loss related to a legal matter - 0.02 - 0.16 0.58 Cumulative tax effect of adjustments - (0.01) - (0.04) (0.14) Adjusted diluted earnings (loss) per share (0.28)$ 0.42 0.01 1.07 1.31$ Three months ended Sept 30, Nine months ended Sept 30 Adjusted earnings (loss) and Adjusted diluted earnings (loss) per share are non-GAAP financial measures. The Company’s Adjusted earnings (loss) exclude the impact of an uncertain tax position, the impact of a contingent loss related to a legal matter and the cumulative tax effect of the contingent loss adjustment. Adjusted diluted earnings (loss) per share is Adjusted earnings (loss) divided by diluted weighted shares outstanding for the period. UK operations excluded as discontinued operations in 2020-2021. Non-GAAP financials reconciliation – Adjusted Earnings (Loss)

17 Non-GAAP financials reconciliation – Adjusted Earnings (Loss) (continued) Adjusted earnings (loss) and Adjusted diluted earnings (loss) per share are non-GAAP financial measures. The Company’s Adjusted earnings (loss) exclude the impact of the Tax Cuts and Jobs Act tax expense. Adjusted diluted earnings (loss) per share is Adjusted earnings (loss) divided by diluted weighted shares outstanding for the period. * 2019 based on Net income from continuing operations. UK operations presented in 2015-2018. ($mm) 2019* 2018 2017 2016 2015 Net income (loss) 26$ 13 (7) (22) (20)$ Adjustments: Tax Cuts and Jobs Act tax expense - - 13 - - Adjusted earnings (loss) 26$ 13 6 (22) (20)$ Diluted earnings (loss) per share 0.59$ 0.28 (0.20) (1.74) (1.59)$ Adjustments: Tax Cuts and Jobs Act tax expense - - 0.37 - - Adjusted diluted earnings (loss) per share 0.59$ 0.28 0.17 (1.74) (1.59)$ For the years ended December 31,

# Combined loans reconciliation (excluding UK)

| (dollars in thousands) | Sep 30, 2021 | Jun 30, 2021 | Mar 31, 2021 | Dec 31, 2020 | Sep 30, 2020 |
|---|---|---|---|---|---|
| **Company Owned Loans** | | | | | |
| Loans receivable – principal, current, company owned | 466,140 | 372,068 | 331,251 | 372,320 | 346,380 |
| Loans receivable – principal, past due, company owned | 46,730 | 27,231 | 21,678 | 25,563 | 21,354 |
| **Loans receivable – principal, total, company owned** | 512,870 | 399,299 | 352,929 | 397,883 | 367,734 |
| Loans receivable – finance charges, company owned | 22,960 | 19,157 | 21,393 | 25,348 | 24,117 |
| Loans receivable – company owned | 535,830 | 418,456 | 374,322 | 423,231 | 391,851 |
| Allowance for loan losses on loans receivable, company owned | (56,209) | (40,314) | (39,037) | (48,399) | (49,909) |
| **Loans receivable, net, company owned** | 479,621 | 378,142 | 335,285 | 374,832 | 341,942 |
| **Third Party Loans Guaranteed by the Company** | | | | | |
| Loans receivable – principal, current, guaranteed by company | - | 17 | 145 | 1,795 | 9,129 |
| Loans receivable – principal, past due, guaranteed by company | - | 4 | 15 | 144 | 314 |
| Loans receivable – principal, total, guaranteed by company[1] | - | 21 | 160 | 1,939 | 9,443 |
| Loans receivable – finance charges, guaranteed by company[2] | - | 4 | 22 | 299 | 679 |
| Loans receivable – guaranteed by company | - | 25 | 182 | 2,238 | 10,122 |
| Liability for losses on loans receivable, guaranteed by company | - | (7) | (122) | (680) | (1,421) |
| Loans receivable, net, guaranteed by company[2] | - | 18 | 60 | 1,558 | 8,701 |

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

Elevate 18

19 (dollars in thousands) Sep 30, 2021 Jun 30, 2021 Mar 31, 2021 Dec 31, 2020 Sep 30, 2020 Combined Loans Receivable3 Combined loans receivable – principal, current 466,140 372,085 331,396 374,115 355,509 Combined loans receivable – principal, past due 46,730 27,235 21,693 25,707 21,668 Combined loans receivable – principal 512,870 399,320 353,089 399,822 377,177 Combined loans receivable – finance charges 22,960 19,161 21,415 25,647 24,796 Combined loans receivable 535,830 418,481 374,504 425,469 401,973 Combined Loan Loss Reserve3 Allowance for loan losses on loans receivable, company owned (56,209) (40,314) (39,037) (48,399) (49,909) Liability for losses on loans receivable, guaranteed by company - (7) (122) (680) (1,421) Combined loan loss reserve (56,209) (40,321) (39,159) (49,079) (51,330) Combined loans reconciliation - continued (excluding UK) 1 Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements. 2 Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements. 3 Non-GAAP measure. .

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